UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2008

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 24, 2008, the Board of Directors of Evans Bancorp, Inc. ("Evans Bancorp") adopted the "Evans Excels Plan" (the "Excels Plan"). All regular employees of Evans National Bank (the "Bank"), a nationally chartered bank and wholly-owned banking subsidiary of Evans Bancorp, and of Evans National Leasing, Inc., a wholly-owned subsidiary of the Bank and an indirect wholly-owned subsidiary of Evans Bancorp, are eligible to participate in the Excels Plan. Under the Excels Plan, three of the individuals identified in Evans Bancorp’s proxy statement for its 2008 annual meeting of shareholders as "named executive officers" are eligible participants in the Excels Plan: David Nasca, as president and chief executive officer of the Bank, Gary Kajtoch, as chief financial officer of the Bank, and William Glass, as senor vice president of the Bank. Under the Excels Plan, annual cash incentive awards will be determined for each of these named executive officers based on Evans Bancorp’s actual annual net income growth compared to Evans Bancorp’s annual net income growth target; other Excels Plan participants annual cash incentive awards will be determined based on both Evans Bancorp’s level of achievement as to the specific annual net income growth target and individual participant goals that will focus on either individual performance and/or department/team performance relative to annual performance goals. All Excels Plan participants must maintain a minimum performance level of "meets expectations" in order to participate in the plan.

The Excels Plan performance measurement period commences January 1 and ends December 31; payments of awards under the Excels Plan will be made in the fiscal year immediately following the specific performance period after actual financial results and performance are known.

The Excels Plan provides that Evans Bancorp must meet a minimum annual net income growth threshold in order for the Excels Plan to become operative; if Evans Bancorp does not achieve the minimum net income growth threshold, any awards under the Excels Plan will be at the discretion of the Evans Bancorp Board of Directors. Awards will be calculated based on actual performance relative to target. Threshold performance will pay out at 50% of target incentive; achieving the target performance will pay out the expected target incentive – 100% of target incentive, and stretch performance will pay out at 150% of target incentive. If the performance of net income growth is below the threshold the incentive paid will be zero. All awards will be paid out as a percentage of a participant’s base salary earned during the relevant performance period.

Under the Excels Plan, annual cash incentive awards for the named executive officers referenced herein for fiscal 2008 will be determined pursuant to the following payout formula: (i) if the minimum net income growth level of 50% of target (the threshold) is met, David Nasca will be awarded a cash incentive payment equal to 10% of his 2008 base salary and each of Gary Kajtoch and William Glass will be awarded a cash incentive payment equal to 7.5% of their respective
2008 base salaries (ii) if the targeted net income growth level (target) is met, David Nasca will be awarded 20% of his 2008 base salary and each of Gary Kajtoch and William Glass will be awarded 15% of their respective 2008 base salaries (iii) if the Bank’s annual net income growth exceeds the annual target by 50% (stretch), David Nasca will be awarded a cash incentive payment equal to 30% of his 2008 base salary and each of Gary Kajtoch and William Glass will be awarded a cash incentive payment equal to 22.5% of their respective 2008 base salaries and (iv) if the minimum net income growth threshold is not met, the named executive officers will receive no annual incentive cash awards pursuant to the Excels Plan formula, subject to the discretion of the Evans Bancorp Board of Directors.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

April 30, 2008	By:	/s/David J Nasca

Name: David J Nasca
Title: President & C.E.O.